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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-52814 and 333-71288) pertaining to the 1995 Stock Plan (as amended and restated October 26, 2000) and the 2000 Employee Stock Purchase
Plan of Catalytica Energy Systems, Inc. of our report dated January 25, 2002, with respect to the financial statements of Catalytica Energy Systems, Inc included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/  ERNST & YOUNG LLP

San Jose, California
March 29, 2002